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                                                                    Exhibit 4.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                    OCCUPATIONAL HEALTH + REHABILITATION INC

         The certificate of incorporation of Occupational Health + Rehabilitation Inc (the "Corporation"), as originally filed with the Secretary of State of the State of Delaware on April 19, 1988 with the original name of Eyegene, Inc., is hereby restated only, integrating and not further amending the provisions of the Corporation's certificate of incorporation, as heretofore amended and supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of Delaware.

         THE UNDERSIGNED does hereby certify as follows:

         FIRST: The name of the Corporation (hereinafter referred to as the "Corporation") is

                    OCCUPATIONAL HEALTH + REHABILITATION INC

         SECOND: The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH: A. Designation and Number of Shares.

         The total number of shares of stock which the Corporation is authorized to issue is Fifteen Million (15,000,000) shares, consisting of:

         10,000,000 shares of Common Stock, par value of one-tenth of one cent ($.001) per share (the "Common Stock"); and

         5,000,000 shares of Preferred Stock, par value of one-tenth of one cent ($.001) per share (the "Preferred Stock").

         The relative powers, designations, preferences, special rights, restrictions and other matters relating to such Common Stock and Preferred Stock are as set forth below in this Article FOURTH.

B.       Common Stock.
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         1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of Preferred Stock, if any.

         2. Voting. The holders of the Common Stock are entitled to one vote for each share held. There shall be no cumulative voting.

         3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors, subject to any provision of this Restated Certificate of Incorporation, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder.

         4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject, however, to the liquidation rights of the holders of Preferred Stock authorized and issued hereunder.

C.       Preferred Stock.

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any such series prior to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock then outstanding, subject in any event to the provisions of Article ELEVENTH of this Restated Certificate of Incorporation.

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the by-laws of the


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Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

         B. The directors of the Corporation need not be elected by written ballot unless the by-laws so provide.

         C. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation.

         D. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, if any, the Chief Executive Officer, the President of the Corporation or by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

         SIXTH: A. Subject to the rights of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

         B. On or prior to the date on which the Corporation first provides notice of an annual meeting of the stockholders (or a special meeting in lieu thereof) in 1993 or solicits actions by written consent in lieu thereof, the Board of Directors of the Corporation shall divide the directors nominated for election at such meeting into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1994 annual meeting of stockholders or any special meeting in lieu thereof, the term of office of the second class to expire at the 1995 annual meeting of stockholders or any special meeting in lieu thereof, and the term of office of the third class to expire at the 1996 annual meeting of stockholders or any special meeting in lieu thereof. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

         C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors,
(i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, retirement, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall if


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reasonably possible be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

         D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation.

         E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of the holders of at least seventy percent (70%) of the voting power of all of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, with or without cause. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

         SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal by-laws of the Corporation. Any adoption, amendment or repeal of the by-laws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the by-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy percent (70%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the by-laws of the Corporation.

         EIGHTH: A. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation, and except as otherwise expressly provided in this Article EIGHTH:

                  1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder who was an Interested Stockholder immediately prior to such merger or consolidation; or


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                  2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary (as hereinafter defined) having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding ten percent (10%) or more of the assets of the Corporation; or

                  3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding ten percent (10%) of the combined Fair Market Value of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors ( for purposes of this Article EIGHTH, the "Voting Stock") of the Corporation, except for (a) any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof (including, without limitation of the immediately foregoing, issuances pursuant to such a plan to directors or consultants who are not employees), or (b) any issuance or transfer which does not have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments; or

                  4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                  5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments; shall require the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy percent (70%) of the voting power of all the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provision of this Restated Certificate of Incorporation, as amended or restated from time to time, or any Preferred Stock Designation or in any agreement with any national securities exchange or otherwise.


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                  The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article EIGHTH.

                  B. The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such vote, if any, of the outstanding shares of capital stock as is required by law or by any other provision of this Restated Certificate of Incorporation, if, the Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined); provided, however, that this condition shall not be capable of satisfaction unless there are at least two Disinterested Directors.

                  C.       For the purposes of this Article EIGHTH:

                           1. "Person" means any individual, corporation,
                  partnership, association, bank, joint stock company, trust, syndicate, unincorporated organization or similar company, or a group of "persons" acting or agreeing to act together for the purpose of acquiring, holding, voting or disposing of securities or their voting or other interest in the capital stock or other securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; provided, that a group of "persons" shall not include the Board of Directors of the Corporation in its solicitation of proxies under Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934 or under applicable state law.

                           2. "Interested Stockholder" shall mean any Person
                  (other than the Corporation or any holding company or Subsidiary thereof) who or which:

                                     (a) is the beneficial owner, directly or
                            indirectly, of more than fifteen percent (15%) of the voting power of the outstanding Voting Stock; or

                                     (b) is an Affiliate of the Corporation and
                            at any time within the shorter of (i) the two-year period immediately prior to the date in question or
                            (ii) the period commencing on May 11, 1993 and ending immediately prior to the date in question, was the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the voting power of the then outstanding Voting Stock; or

                                     (c) is an assignee of or has otherwise
                            succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not


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                           involving a public offering within the meaning of the
                           Securities Act of 1933, as amended (or any successor statute).

                           3. "Beneficial ownership" shall be determined
                  pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on May 11, 1993; provided, however, that a Person shall, in any event, also be deemed the "beneficial owner" of any Voting
                  Stock:

                                     (a) which such person or any of its
                           Affiliates beneficially owns, directly or indirectly; or

                                    (b) which such Person or any of its
                           Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with the Corporation to effect any transaction which is described in any one or more of clauses 1 through and including 5 of Section A of this Article EIGHTH) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person nor any such Affiliate is otherwise deemed the beneficial owner); or

                                    (c) which are beneficially owned, directly
                           or indirectly, by any other Person with which such first mentioned Person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation; and provided further, however, that
                           (1) no director or officer of the Corporation (or any Affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Voting Stock beneficially owned by any other such director or officer (or any Affiliate thereof), and
                           (2) neither any employee stock ownership or similar plan of the Corporation or any Subsidiary of the Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes


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                           hereof, to beneficially own any Voting Stock held
                           under any such plan. For purposes of computing the percentage beneficial ownership of Voting Stock of a Person, the outstanding Voting Stock shall include shares deemed owned by such Person through application of this subsection but shall not include any other Voting Stock which may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Voting Stock shall include only Voting Stock then outstanding and shall not include any Voting Stock which may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

                           4. "Affiliate" shall have the meaning ascribed to
                  that term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 11, 1993.

                           5. "Subsidiary" means any corporation of which a
                  majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                           6. "Disinterested Director" means any member of the
                  Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with such directors' initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

                           7. "Fair Market Value" means: (a) in the case of
                  stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such


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                  stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

                  D. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry: (a) whether a Person is an Interested Stockholder;
         (b) the number of shares of Voting Stock beneficially owned by any Person; (c) whether a Person is an Affiliate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value equaling or exceeding ten percent (10%) of the assets of the Corporation or equaling or exceeding ten percent (10%) of the combined Fair Market Value of the Voting Stock of the Corporation. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article EIGHTH.

                  E. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                  NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify and advance expenses to, (i) its directors and officers, and (ii) any person who at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, provided, however, that except with respect to proceedings to enforce rights to indemnification, the By-laws of the Corporation may provide that the Corporation shall indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  TENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this


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
         provision shall not eliminate the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 or successor provisions of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  ELEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation, provided, however, that in addition to the vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy percent (70%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article FOURTH or
         (ii) amend or repeal, or adopt any provision inconsistent with, Section D of Article FOURTH and Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH and this Article ELEVENTH of this Restated Certificate of Incorporation.

                  TWELFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
         Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the


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         court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by John C. Garbarino, its President, this 30th day of July, 1996.

                                   OCCUPATIONAL HEALTH +
                                   REHABILITATION INC


                                   By:/s/ John C. Garbarino
                                      --------------------------------------
                                      John C. Garbarino, President


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